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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 333-94387 of Quicksilver Resources Inc. on Form S-8 of our report dated March 10, 2000, appearing in this Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 22, 2000